[LETTERHEAD OF BEDERSON & COMPANY, LLP]


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of Creative Beauty Supply, Inc. dated August 7, 2000


                              /s/ Bederson & Company, LLP
                              -------------------------------
                              Bederson & Company, LLP

West Orange, New Jersey
August 22, 2000